                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                           LAWTER INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                              MERRILL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                           LAWTER INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 28, 1994

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Lawter International, Inc., a Delaware corporation, will be held in the Auditorium on the seventh floor of the Terra Museum of American Art, 664 North Michigan Avenue, Chicago, Illinois on Thursday, April 28, 1994, at 10:00 A.M., Chicago time, for the purpose of considering and taking action upon the following:

    1. The election of six directors of the Company to hold office until the Annual Meeting of Stockholders in 1995, or until their successors are elected and qualified.

    2. A proposal to approve an amendment to the 1992 Non-Qualified Stock Option Plan.

    3. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 4, 1994, as the record date for said meeting, and only holders of Common Stock of the Company of record at that time will be entitled to notice of and to vote at said meeting or any adjournment thereof.

    The Annual Report of the Company for the year ended December 31, 1993 is enclosed herewith.

    Stockholders who do not expect to attend the meeting in person are requested to mark, sign, date and return the enclosed form of Proxy in the business reply envelope provided which requires no postage if mailed in the United States.

    By Order of the Board of Directors.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

March 21, 1994

                           LAWTER INTERNATIONAL, INC.
                              990 SKOKIE BOULEVARD
                           NORTHBROOK, ILLINOIS 60062
                                PROXY STATEMENT

    This Proxy Statement and the accompanying Proxy card are being mailed to stockholders on March 21, 1994, in connection with the solicitation of proxies by the Board of Directors of Lawter International, Inc. (hereinafter referred to as the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on April 28, 1994, pursuant to the accompanying notice.

    All proxies duly executed and returned to the Company will be voted. In the absence of specific instructions to the contrary, proxies received by the Company will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Any stockholder who submits a proxy for said meeting has the right to revoke it at any time prior to the voting thereof.

    Each stockholder is entitled to one vote for each share of Common Stock of the Company beneficially owned in his/her name at the close of business on March 4, 1994. As of said date, there were issued and outstanding 44,815,251 shares of Common Stock of the Company and a majority of such shares, present in person or represented by proxy, will constitute a quorum.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL HOLDERS OF COMMON STOCK

    The following persons are known by the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

NAME AND ADDRESS OF                                          AMOUNT AND NATURE OF
BENEFICIAL OWNERS                                            BENEFICIAL OWNERSHIP  % OF CLASS
- -----------------------------------------------------------  --------------------  ----------
Daniel J. Terra............................................      9,107,288 shares    20.3%
990 Skokie Boulevard
Northbrook, Illinois 60062
James D. Terra.............................................      2,244,137 shares     5.0%
990 Skokie Boulevard
Northbrook, Illinois 60062
GeoCapital Corporation.....................................      2,309,070 shares     5.2%
655 Madison Avenue
New York, New York 10021
Janus Capital Corporation..................................      2,388,282 shares     5.3%
100 Fillmore Street, Suite 300
Denver, Colorado 80206

                             ELECTION OF DIRECTORS

    At the meeting, a full board of six directors is proposed to be elected. Each of such directors will hold office until the annual meeting of stockholders in 1995 or until the election and qualification of a successor. The Board of Directors has nominated William P. Clark, Arthur A. Hartman, Leonard P. Judy, Richard D. Nordman, Fred G. Steingraber and Daniel J. Terra for re-election to the Board. It is intended that all shares represented at the meeting by validly executed, unrevoked proxies solicited by the Board of Directors of the Company will be voted for the election as directors of the nominees named below, except as otherwise directed by stockholders in the accompanying form of proxy. Directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-votes or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The names of the nominees of the Board of Directors, and certain information with respect to each, are as follows:

                                                                                                        YEAR FIRST
NAME, AGE, OCCUPATION                                                                                    ELECTED
AND BUSINESS EXPERIENCE                                                                                 A DIRECTOR
- ------------------------------------------------------------------------------------------------------  ----------
WILLIAM P. CLARK, 62..................................................................................     1985
  Chief  Executive Officer, Clark Company, private investments since 1985. Attorney, Of Counsel to the law firm  of Rogers  & Wells,  Washington, D.C.  and Los  Angeles, California,  1985-1990. He  is  a
  director of Pacific Telesis Corporation and Dulles Access Rapid Transit (DART).(1) (2)
ARTHUR A. HARTMAN, 67.................................................................................     1994
  Senior  Consultant,  APCO Associates,  Inc., public  relations,  since 1989.  Independent Consultant
  1987-1989. He is  a director  of ITT  Hartford Insurance  Group, Dreyfus  Funds and  Ford Meter  Box
  Co.(1) (2)
LEONARD P. JUDY, 54...................................................................................     1993
  Chief  Executive  Officer,  since  1988, and  Chairman  of  the Board  and  Chief  Executive Officer
  1988-1993, Rust-Oleum Corporation, manufacturer and marketer  of premium coatings. He is a  director of Bank One, Chicago N.A., Benefit Trust Life Insurance Co. and Rust-Oleum Corporation.(1) (2)
RICHARD D. NORDMAN, 47................................................................................     1982
  President  and  Chief Operating  Officer of  the Company,  since 1986.  He is  a director  of Kemper
  Corporation.
FRED G. STEINGRABER, 55...............................................................................     1993
  Chairman of the Board and  Chief Executive Officer, since 1986,  and Chief Executive Officer,  since
  1983,  A.T.  Kearney,  Inc.,  international  management consultants.  He  is  a  director  of Maytag
  Corporation, Mercury  Finance  Company,  Southeastern  Thrift  and  Bank  Fund,  and  A.T.  Kearney,
  Inc.(1) (2)
DANIEL J. TERRA, 82...................................................................................     1958
  Chairman of the Board and Chief Executive Officer of the Company, since 1958; Chairman of the Board,
  Mercury  Finance Company,  consumer finance/insurance, since  1989 and  U.S. Ambassador-at-Large for
  Cultural Affairs 1980-1989. He is a director of Mercury Finance Company.(2)

- ------------------------
(1)   Member of Audit Committee.
(2)   Member of Compensation Committee.

    The Board of Directors of the Company held eight meetings during 1993. The Board has two committees, the Audit Committee and the Compensation Committee, which held two meetings each during 1993. All of the directors attended at least 75% of the aggregate of such Board and Committee meetings. The Board does not have a nominating committee.

    The functions of the Audit Committee are to recommend to the Board of Directors the independent auditors to be selected for each year and to discuss with the auditors the scope of the annual audit, the result thereof, and the adequacy of the Company's accounting, financial and operating controls.

    The functions of the Compensation Committee are to review the performance and compensation of officers and to approve stock options granted to officers and other key employees.

    Each director and officer of the Company is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions in the Common Stock of the Company. During 1993, Mr. Judy, Mr. O'Mahoney and Mr. Steingraber each filed their initial report and Mr. Clark filed two such reports which reported two transactions, after the respective specified dates.

    No authority under the enclosed proxy will be exercised to vote for any person as a director who is not included in the nominees named above, unless any of such nominees should become unable to serve, in which case it is intended that the proxy will be voted for a nominee or nominees who will be designated by the Board of Directors. The Board has no reason to believe that any of the above nominees will cease to be a candidate prior to the meeting.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of February 14, 1994 as to the beneficial ownership of the Company's outstanding Common Stock by the directors and named executive officers of the Company and by all current directors and executive officers of the Company as a group:

                                                                 SHARES OF
                                                               COMMON STOCK
                                                               BENEFICIALLY     % OF
NAME                                                             OWNED(2)       CLASS
- ------------------------------------------------------------  ---------------   -----
William P. Clark............................................      2,000          (1)
Arthur A. Hartman...........................................         --           --
John P. Jilek...............................................     62,441          (1)
Leonard P. Judy.............................................         --           --
Hermann Mueller.............................................         --           --
Richard D. Nordman..........................................    578,623          1.3%
William S. Russell..........................................     84,623          (1)
Fred G. Steingraber.........................................         --           --
Daniel J. Terra.............................................  9,107,288(3)(4)   20.3%
All current directors and executive officers as a group.....  9,971,712         22.3%

- ------------------------
(1)   Less than 1%.
(2) The numbers and percentages of shares owned as shown in the table assume that currently unexercised stock options covering shares which were exercisable within 60 days of February 14, 1994 had been exercised as follows: Mr. Jilek -- 56,441; Mr. Nordman -- 133,333; Mr. Russell -- 57,057; and all current directors and executive officers as a group -- 324,605. Such persons and the members of such group disclaim any beneficial ownership of the shares subject to such options.
(3) Does not include 847,000 shares beneficially owned by the Terra Foundation for the Arts, which shares were gifted to the Foundation by Mr. Terra and of which Mr. Terra is a Director and Chairman, and as to which beneficial ownership of such shares is disclaimed by Mr. Terra.
(4) Mr. Terra's wife owns 8,366 shares in which Mr. Terra disclaims any beneficial interest.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee was composed of Mr. Clark, Mr. Judy and Mr. Steingraber, the three independent, non-employee directors, and Mr. Terra, Chairman and Chief Executive Officer of the Company, at the time of the actions covered by this report. Mr. Hartman has since been appointed to the Compensation Committee. The Compensation Committee meets at least annually to discuss and determine compensation for executive officers. The Compensation Committee is solely responsible for determining the executive officers' salary and long-term compensation granted in the form of stock options.

    The Compensation Committee's executive compensation policies are designed to encourage superior performance and to provide levels of compensation that reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

    There are two elements to the Company's executive compensation: 1) Base Salary Compensation and 2) Stock Option Grants. The Compensation Committee does not establish specific objective targets for the measures used in evaluating executive performance and in setting executive compensation. The Compensation Committee makes a subjective evaluation of the performance of each executive in establishing base salary and determining the amount, if any, of stock options to be granted to each executive.

BASE SALARY

    Base salary compensation is determined based on a subjective evaluation of the individual's potential impact on the Company, the skill and experience required for the job, the ongoing performance of the individual in the job and ongoing corporate performance. In evaluating corporate performance, the Compensation Committee considers various aspects of such performance, including earnings per share, sales, profits, return on equity, return on sales, and the Company's performance relative to both other companies in its industry and the general economy. The Compensation Committee also considers additional factors, as appropriate. The relative weights of corporate and individual performance may vary among individuals, and from year to year for the same individual. None of the executive officers listed in the Summary Compensation Table ("Named Officers") received an increase in their base salary during 1993 over that in effect since at least June 1992.

    The Compensation Committee has determined, effective January 1, 1994, to increase the salaries of the Named Officers by amounts ranging from 4% to 6%. This determination was based on the lack of any increase since June 1992 (January 1992 for Mr. Nordman and Mr. Russell) for any of such officers, as well as the Compensation Committee's subjective evaluation of the factors identified above, giving particular attention, with respect to corporate performance, to the sales volume increases over the last two years, earnings (before the effect of fourth quarter charges and foreign exchange), return on equity and return on sales, and the Company's implementation of its modernization program.

STOCK OPTION GRANTS

    The Compensation Committee believes that stock options are very beneficial to aligning management's and shareholders' interest in the enhancement of shareholder value. In keeping with that philosophy, stock options are granted under the 1992 Non-Qualified Stock Option Plan to executive officers and other key employees of the Company based on a subjective evaluation of individual performance and corporate performance. The grant of stock options is intended to encourage ownership of the Company's Common Stock by officers and other key employees of the Company, to provide incentive for superior performance by such individuals, to attract and maintain employees of the highest caliber and, as a result, enhance shareholder value. Stock options are granted at the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases.

    The Compensation Committee granted stock options to the Named Officers in 1993, based upon the subjective evaluation referred to above. The Compensation Committee, in making such evaluation, noted the increase in sales in 1992, solid earnings, continued strong return on equity and return on sales.

CHIEF EXECUTIVE OFFICER

    Mr. Terra, the Chairman and Chief Executive Officer of the Company, founded the Company and continues to be a significant shareholder of the Company. Mr. Terra has been authorized to receive but has waived his annual salary from the Company since 1982. In addition, Mr. Terra does not receive grants of stock options under the Company's stock option plan. Accordingly, the Compensation Committee has not specifically evaluated Mr. Terra's performance against corporate performance during 1993. If Mr. Terra, in the future, decides not to waive his annual salary, the Compensation Committee will, at that time, evaluate Mr. Terra's performance against corporate performance.

        Compensation Committee:  Daniel J. Terra,         Leonard P. Judy
                                 Chairman                 Fred G.
                                 William P. Clark         Steingraber

COMPENSATION OF DIRECTORS

    Directors of the Company who are not officers were paid an annual fee of $11,000 plus $750 for each Board or Committee meeting attended in 1993. Also, pursuant to the 1992 Non-Qualified Stock Option Plan (the "1992 Plan") approved by the stockholders at the April 28, 1992 Annual Meeting, Mr. Judy and Mr. Steingraber were each granted a stock option for 10,000 shares of Common Stock at an exercise price of $12.875 per share upon their election as directors on April 27, 1993.

    The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Amendment") to the 1992 Non-Qualified Stock Option Plan. See "Proposal to Approve an Amendment to the 1992 Non-Qualified Stock Option Plan." At the time of the adoption of the Amendment, Messrs. Clark, Judy and Steingraber each received a grant of options covering 10,000 shares and Mr. Hartman received a grant of an option covering 20,000 shares, of Common Stock under the 1992 Plan at an exercise price of $12.25 per share, subject to stockholder approval of the Amendment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is composed of Mr. Clark, Mr. Judy and Mr. Steingraber, the three independent, non-employee directors, and Mr. Terra, Chairman and Chief Executive Officer of the Company.

EXECUTIVE COMPENSATION

    The table below sets forth the annual, long term and other compensation for services in all capacities to the Company for the three years ended December 31, 1993 of those persons who were (1) the Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company in 1993 (the Named Officers):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                                                        AWARDS
                                                                                     -------------
                                                                         ANNUAL       SECURITIES
                                                                      COMPENSATION    UNDERLYING
                                                                      -------------    OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION                                  YEAR        SALARY         SARS(#)     COMPENSATION (2)
- ---------------------------------------------------------  ---------  -------------  -------------  ----------------
Daniel J. Terra .........................................       1993  $       --(1)             --     $       --
 Chairman and Chief Executive Officer                           1992          --(1)             --             --
                                                                1991          --(1)             --             --
Richard D. Nordman ......................................       1993     354,000            40,000         24,780
 President and Chief Operating Officer                          1992     354,000                --         24,780
                                                                1991     322,000           133,333         22,540
John P. Jilek ...........................................       1993     145,000            20,000         10,150
 Vice President                                                 1992     139,583                --          9,771
                                                                1991     123,000            26,666          8,610
Hermann Mueller .........................................       1993     150,000            15,000         10,500
 Vice President                                                 1992     147,083                --         10,296
                                                                1991     135,000            20,000          9,450
William S. Russell ......................................       1993     130,000            15,000          9,100
 Vice President, Treasurer & Secretary                          1992     130,000                --          9,100
                                                                1991     122,000            20,000          8,540

- ------------------------
(1) Mr. Terra was authorized to receive but waived cash compensation of $450,000 for each of the past three years.
(2) The total amounts shown in this column consist of Company contributions for the Growth Sharing Plan (the Company's defined contribution retirement plan).

STOCK OPTIONS

    Options are granted to officers and other key employees under the Company's 1992 Non-Qualified Stock Option Plan which is administered by the Compensation Committee. Shown below is information with respect to the grant and exercise of options during 1993 and the unexercised options held as of December 31, 1993 by the Named Officers.

                           OPTION/SAR GRANTS IN 1993

                                                       INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                    --------------------------------------------------------     VALUE AT ASSUMED
                                      NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                     SECURITIES     OPTIONS/SARS     EXERCISE                 PRICE APPRECIATION FOR
                                     UNDERLYING      GRANTED TO         OR                       OPTION TERM (3)
                                    OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION   ----------------------
NAME                                GRANTED(#)(1)      1993(2)        ($/SH)        DATE        5%($)       10%($)
- ----------------------------------  -------------  ---------------  -----------  -----------  ----------  ----------
Richard D. Nordman................       40,000           11.7%      $   12.25     2-22-2003  $  308,000  $  780,800
John P. Jilek.....................       20,000            5.8%          12.25     2-22-2003     154,000     390,400
Hermann Mueller...................       15,000            4.4%          12.25     2-22-2003     115,500     292,800
William S. Russell................       15,000            4.4%          12.25     2-22-2003     115,500     292,800

- ------------------------
(1) The option grants were non-qualified stock options. These options become exercisable two years after the grant date, which was February 22, 1993.
(2) The percentages shown in the table are based on total options granted in 1993 of 342,050 shares of the Company's Common Stock.
(3) The potential realizable values shown in the table are based on assumed annual rates of stock price appreciation compounded annually. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      1993 AND YEAR END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY
                                                             UNEXERCISED OPTIONS/SARS          OPTIONS/SARS
                                    SHARES                   AT DECEMBER 31, 1993(#)     AT DECEMBER 31, 1993 (1)
                                  ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- --------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Richard D. Nordman..............          --    $      --      133,333        40,000     $ 428,666    $    55,000
John P. Jilek...................      20,000      146,643       56,441        20,000       288,426         27,500
Hermann Mueller.................          90          704           --        15,000            --         20,625
William S. Russell..............          --           --       57,057        15,000       316,993         20,625

- ------------------------
(1) The amounts reported here represent the mathematical differences before taxes between the aggregate exercise price and the market value on the actual dates of exercise or December 31, 1993 (if unexercised) rather than any actual net gain. Such amounts do not take into consideration the cost of funds used for purchase or additional taxes.

INDEBTEDNESS OF MANAGEMENT

    Under the terms of the stock option plan, officers may borrow funds from the Company in order to exercise their stock options. Interest is charged on the loans at the Company's effective rate to borrow funds, adjusted quarterly. During 1993, the Company's weighted average interest rate on borrowed funds was 3.78%. The stock purchased is held as collateral by the Company. The loans are repayable within eighteen months. During 1993, Mr. Nordman had a maximum amount borrowed of $3,339,136, which was still outstanding as of February 14, 1994.

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and a Specialty Chemicals Peer Group for the period of five years commencing January 1, 1989 and ending December 31, 1993. The Specialty Chemicals Peer Group is composed of the following companies: Baroid Corp., Betz Laboratories, Inc., Cabot Corp., Chemed Corp., Ferro Corp., Grow Group, Inc., Guardsman Products, Inc., Intersystems, Inc/DE, Lawter International, Inc., Learonal, Inc., Locite Corp., Morton International, Inc., Nalco Chemical Co., Pengo Industries, Inc., PPG Industries, Inc., Pratt & Lambert, Inc., Sherwin-Williams Co., Specialty Chem Res, Univar Corp. and Valspar Corp.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG LAWTER INTERNATIONAL, INC., S&P 500 INDEX & SPECIALTY CHEMICALS INDEX**

                                   [GRAPHIC]
Assumes $100 invested on January 1, 1989 in
Lawter International, Inc. Common Stock, S&P 500 Index & Specialty Chemicals Peer Group Index

 *Total return assumes reinvestment of dividends
**Fiscal year ended December 31

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has employment agreements with certain employees that are activated only on a change in control and, until then, these employees remain subject to termination at will. The terms of the employment agreement with each of Messrs. Hacker, Jilek, Mueller and Russell, provide that the agreement will become effective upon a "change in control" (defined as (i) an event that would be required to be reported as such pursuant to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 or (ii) certain changes in membership of the Board of Directors). Providing the employee is still serving as such at the time of such a change in control, the agreement provides that the Company will continue to employ the employee for a period of two years after such change in control at a guaranteed minimum salary equal to the employee's salary at the time thereof. The agreement also provides that the employee may participate without discrimination in all of the Company's benefit plans available to its officers, prohibits the employee from disclosing confidential information during or after employment and prohibits the employee from working for a competitor of the Company during and for a period of eighteen months following the termination of employment. In the event that the location of the Company's office is changed by more than 25 miles, or employee's position and duties are changed following the agreement becoming effective upon a change in control, the employee may terminate the agreement, whereupon the employee's salary and benefits for the remainder of the term will become payable in a lump sum. In addition, if an excise tax is imposed pursuant to the applicable provisions of the Internal Revenue Code upon any payments to the employee by the Company, the agreement provides that the employee will be paid an additional amount calculated so as to provide the employee with the same compensation he would have received had no excise tax been imposed. The Company also entered into a comparable agreement with Mr. Nordman, except that this latter agreement is for a period of four years, and the Company has agreed to use its best efforts to cause Mr. Nordman to be elected a director of the Company throughout the agreement's term. The agreement with Mr. Nordman also provides that upon a change in control of the Company, Mr. Nordman may terminate his employment at any time not less than six months nor more than one year following such change in control, in which event, Mr. Nordman's remaining salary also would become due and payable.

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
                      1992 NON-QUALIFIED STOCK OPTION PLAN

    On February 15, 1994, the Board of Directors of the Company adopted an amendment (the "Amendment") to the Lawter International, Inc. 1992 Non-Qualified Stock Option Plan (the "Plan"). The Amendment would increase the number of shares covered by options received under the Plan by non-employee directors elected on or after February 15, 1994 upon their election as directors from 10,000 to 20,000. The Amendment also provides that subject to stockholder approval of the Amendment, effective February 15, 1994, each director in office prior to that date was granted an option covering 10,000 shares (giving each of such directors options covering a total of 20,000 shares). A description of the Plan, as proposed to be amended, is set forth below.

    The purpose of the Plan is to encourage ownership of Common Stock of the Company by key employees and directors of the Company and its subsidiaries and to provide incentive for superior performance by such persons. The Board of Directors is of the opinion that the Plan advances the interests of the Company, its subsidiaries and stockholders of the Company by enhancing the ability of the Company to attract and retain employees and directors of the highest caliber. The principal features of the Plan are summarized below.

    The Plan is administered by a committee (the "Committee") of the Board of Directors of the Company. Except for grants of options under the provisions providing for fixed grants to non-employee directors, no member of the Committee is eligible to participate in the Plan or any other stock option, stock purchase or stock participation plan of the Company. The Committee designates the employees, including officers and directors who are employees of the Company, to receive options and determines the number of shares to be optioned to each and such other provisions of the options as it may deem necessary or desirable, subject to the limitations contained in the Plan. In addition, each non-employee director elected on or after February 15, 1994 will receive a one time grant of an option for 20,000 shares of Common Stock (and, subject to approval of the Amendment by stockholders, each non-employee director who has been in office prior to February 15, 1994 received a grant of an option for 10,000 shares) at 100% of the then fair market value of such stock. Subject to the approval of the Amendment by the stockholders of the Company, the non-employee directors in office prior to February 15, 1994 received their grant on February 15, 1994.

    A maximum of 2,500,000 shares of Common Stock may be issued pursuant to options granted under the Plan at a per share price of not less than 100% of the fair market value thereof on the date options are granted. Appropriate adjustments in the number of shares available for issuance or subject to outstanding options under the Plan and in the purchase price for which such options may be exercised shall be made to give effect to any stock split, stock dividend, recapitalization, reclassification of shares or similar change in the capital structure of the Company. Notwithstanding the foregoing, no options may be granted under the Plan to any employee who owns, at the time the option is granted, Common Stock representing more than 10% of the voting power of all classes of stock of the Company, unless the option price per share is at least 110% of the fair market value of the optioned shares at the time the option is granted.

    Options granted under the Plan shall be exercisable in whole or in part after the expiration of two years following the date of grant or upon the lapse of such additional period of time as the Committee shall determine, provided that no option granted under the Plan shall be exercisable after the expiration of ten years from the date of grant. The duration of the option may be reduced only upon termination of employment by the Company or the death of the optionee. Options shall not be transferable other than by will or the laws of descent and distribution. Upon the death of an optionee while in the employ of the Company, his or her options shall be exercisable only within a period of six months following death and then only by the person or persons to whom the deceased optionee's rights have passed by will or the laws of descent and distribution and if and to the extent that the optionee was entitled to exercise the option at the date of death.

    Options granted under the Plan shall be exercisable by the payment of the exercise price in cash, and loans may be provided by the Company to optionees at the discretion of the Committee for the purpose of financing the options and the payment of related expenses and taxes, subject to the terms and conditions as the Committee shall determine.

    Under present Federal income tax laws and regulations, the granting of an Option will not result in Federal income tax consequences to either the Company or the recipient. However, upon exercise of the Option, a Participant will recognize ordinary income measured by the excess of the then fair market value of the shares acquired upon exercise of the Option over the option price.

    The amount of income recognized by the Participant will be deductible by the Company in the taxable year in which ordinary income is recognized by the employee, if the applicable withholding requirements are met.

    The Participant's basis in the stock acquired will be the option price plus any amount includable in the employee's gross income. If the employee retains the shares for the requisite holding period prescribed by the Internal Revenue Code, the gain or loss upon a subsequent sale or exchange will be long-term capital gain or loss. Currently, the requisite holding period is more than one year. This holding period will generally commence on the date of the exercise of the Option. For purposes of determining gain or loss realized upon a subsequent sale or exchange, the Participant's tax basis will be equal to the sum of the option price paid and the amount of ordinary income recognized on the date of exercise.

    The Plan may be suspended, discontinued or amended by the Board of Directors of the Company although certain amendments are subject to stockholder approval. The Plan will terminate under the terms thereof on February 18, 2002, if not sooner terminated by the Board of Directors.

    As of February 15, 1994, options for an aggregate of 50,000 shares of Common Stock at an exercise price of $12.25 per share (the fair market value of the Common Stock on the date of the grant) had been granted to non-employee directors as a result of the adoption of the Amendment, subject to stockholder approval. The following table sets forth certain information with respect to such options:

                                                                        NUMBER OF
NAME                                                                     SHARES
- ---------------------------------------------------------------------  -----------
William P. Clark.....................................................      10,000
Leonard P. Judy......................................................      10,000
Fred G. Steingraber..................................................      10,000
Arthur A. Hartman....................................................      20,000
All non-employee directors as a group (4 persons)....................      50,000

    Proxies will be voted for or against approval of the proposed Amendment in accordance with the specification marked thereon, and will be voted in favor of approval if no specification is made. Approval requires a favorable vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy, assuming that a quorum is present. Abstentions will have the effect of a vote against approval and non-voted shares will have no effect, assuming that a quorum is present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE 1992 NON-QUALIFIED STOCK OPTION PLAN.

                            EXPENSES OF SOLICITATION

    The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally by telephone or telegram by directors, officers and other employees of the Company. No arrangements have been made or are presently contemplated for the assistance of any professional proxy solicitors. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

                                 OTHER MATTERS

    The Company expects to select the firm of Arthur Andersen & Co. as its independent public accountants for the next fiscal year. The selection is normally based upon the Audit Committee's recommendation to the Board of Directors. Representatives of Arthur Andersen & Co. are expected to be present at the stockholders' meeting to make a statement if they so desire and to be available to respond to appropriate questions.

    The management is not aware of any other matters to be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgement.

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1995 annual meeting of stockholders must be received by the Company not later than November 21, 1994 for inclusion in the issuer's proxy statement and form of proxy relating to that meeting. Any such proposal must relate to a matter which is proper for consideration at such a meeting and not of the type which the Company is specifically permitted to omit by the regulations of the Securities and Exchange Commission.

                                                        WILLIAM S. RUSSELL
                                                       SECRETARY

                                                                      APPENDIX A

                           LAWTER INTERNATIONAL, INC.
                                  AMENDMENT TO
                      1992 NON-QUALIFIED STOCK OPTION PLAN

    Pursuant to a resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 15, 1994, the Company's 1992 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows, subject to approval of this amendment (the "Amendment") by the Company's stockholders.

    1. Section 4.2 of the Plan is hereby amended to read in its entirety as follows:

    "4.2 DIRECTORS

        Subject to adoption by the Company's stockholders of the February 15, 1994 Amendment to the Plan with respect to this Section 4.2, effective February 15, 1994 each non-employee director who has been in office since prior to February 15, 1994 shall be granted an option for 10,000 shares at 100% of the then fair market value of the Common Stock. Each person who becomes a non-employee director on or after February 15, 1994 shall, at the time he or she becomes a director, receive a one-time grant of an option for 20,000 shares at 100% of the then fair market value of the Common Stock. Such options shall be exercisable in accordance with Section 7 hereof and shall be subject to the provisions of the Plan. A person receiving an option as a director shall not be subject to the termination provisions of Section 9 if, having ceased to be a director he or she immediately becomes an employee or consultant of the Company or a subsidiary of the Company, in which case termination shall occur thereunder when he or she ceases to be an employee or consultant."

    This Amendment shall be deemed to have become effective on February 15, 1994 if it is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting.

                                          Adopted by the Board of Directors of
                                          the Company on February 15, 1994

PROXY                                            THIS  PROXY IS  SOLICITED ON BEHALF  OF THE  BOARD OF DIRECTORS
LAWTER INTERNATIONAL, INC.                       The undersigned  hereby appoints  Daniel J.  Terra, Richard  D.
ANNUAL MEETING OF STOCKHOLDERS                   Nordman  and William  P. Clark, and  each of  them, as proxies,
APRIL 28, 1994                                   with  power  of   substitution  in  each,   to  represent   the
                                                 undersigned  at the  annual meeting  of stockholders  of Lawter
                                                 International, Inc.  on  April  28, 1994,  or  any  adjournment thereof,  and to vote  all of the shares  of Common Stock which the undersigned would be  entitled to vote  at said meeting  if then personally present:

1. ELECTION OF DIRECTORS          FOR all nominees listed below                     WITHHOLD AUTHORITY
                                  (except as marked to the contrary below) / /      to vote for all nominees listed below
                                                                                    / /
                           W. Clark, A. Hartman, L. Judy, R. Nordman, F. Steingraber, D. Terra
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
                                                                                                                  BELOW.)
                     ----------------------------------------------------------------------------
2. Proposal to amend the 1992 Non-Qualified Stock Option Plan.
                                  / /  FOR                    / /  AGAINST                    / /  ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and, in the event any of the foregoing nominees is unable to serve or for good cause will not serve, for a substitute nominee designated by the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                   PLEASE   SIGN  AS  YOUR  NAME
                                                   APPEARS HEREON.  IF STOCK  IS
                                                   HELD   JOINTLY,   EACH  JOINT
                                                   OWNER SHOULD SIGN. EXECUTORS,
                                                   ADMINISTRATORS  AND  TRUSTEES
                                                   SHOULD   GIVE   FULL   TITLE.
                                                   CORPORATE  SIGNATURES  SHOULD
                                                   BE    BY    DULY   AUTHORIZED
                                                   OFFICER.

                                                     ----------------------------------
                                                     Signature
Dated: , 1994
 PLEASE MARK, SIGN, DATE AND
 RETURN THE PROXY CARD PROMPTLY                      ----------------------------------
 USING THE ENCLOSED ENVELOPE.                        Signature if held jointly